Exhibit 10.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
MAP V Acquisition, Inc.

We hereby consent to incorporation by reference in this Registration Statement on Form 10-SB of our report dated March 23, 2007, relating to the financial statements of MAP V Acquisition, Inc. as of December 31, 2006 and for the period from November 22, 2006 (Date of Inception) to December 31, 2006.

/s/ UHY LLP
Southfield, Michigan
March 23, 2007